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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 7, 2004

                        Commission File Number: 000-29217

                             Accesspoint Corporation
                             -----------------------
             (Exact name of registrant as specified in its charter)

Nevada                                                                95-4721385
------                                                                ----------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

3003 S. Valley View Blvd., Suite 190, Las Vegas, NV                        89102
---------------------------------------------------                        -----
(Address of principal executive offices)                              (Zip Code)

                                 (702) 809-0206
                                 --------------
              (Registrant's Telephone Number, Including Area Code)



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ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS AND
ITEM 8.08 OTHER EVENTS

Accesspoint Corporation, a Nevada corporation (the "Registrant") held its annual meeting on December 7, 2004. At the meeting, a quorum was present and a majority of the Registrant's stockholders authorized the following actions: the increase in the number of shares of common stock from 25,000,000 shares to 50,000,000; a change to the Registrant's bylaws increasing the number of allowable directors from 5 to 7; the election of a new slate of directors; ratified the Settlement Agreement pertaining to the Bentley/Djokovich Lawsuits; ratified the actions of the Registrant's directors during the fiscal year prior to the meeting and through the current fiscal year to the date of the meeting; and ratified the appointment of Mendoza Berger & Company, LLP, Certified Public Accountants, as the independent auditors of the Registrant for the fiscal year 2004. The biographical information of these directors is contained in the proxy statement filed prior to the meeting and is incorporated herewith by reference. The directors elected are as follows:

     ----------------------------- ------- ------------------------------------
                 NAME                AGE                 POSITION
     ----------------------------- ------- ------------------------------------
     Gene C. Valentine               54     Chairman of the Board of Directors
     ----------------------------- ------- ------------------------------------
     Joseph Byers                    80                  Director
     ----------------------------- ------- ------------------------------------
     Michael Savage                  82                  Director
     ----------------------------- ------- ------------------------------------

ITEM 9.01 EXHIBITS

99.1 REPORT OF THE INSPECTOR OF ELECTION AS TO THE 2004 ANNUAL MEETING OF STOCKHOLDERS - DECEMBER 7, 2004

99.2     ANNUAL MEETING OF STOCKHOLDERS - TABULATION OF VOTES OF ATTENDEES


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           Accesspoint Corporation
                                           a Nevada corporation


February 4, 2005                     By:   /S/ MICHAEL SAVAGE
                                           ------------------------------------
                                           Michael Savage
                                           President, Chief Financial Officer
                                           and Chief Executive Officer


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